Exhibit 10-o Extended employment agreement, as of September 30, 1997 between the Company and Monte Ross

 SENIOR EXECUTIVE EMPOYMENT AGREEMENT EXTENSION

	This Employment Agreement Extension made and entered as of September 30, 1997, by and between Ultradata Systems, Inc., a Delaware corporation (hereinafter the "Corporation"), and Monte Ross (hereinafter the "Employee").

	WITNESSETH:
	WHEREAS, the Corporation and Employee are parties to a certain Employment Agreement dated as of September 1, 1994; and
	WHEREAS, pursuant to paragraph 2 thereof, the Term of said Employment Agreement is subject to any written extensions(s).
	NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Corporation and Employee hereby mutually agree as follows:
     1.  September 1, 1994 Employment Agreement.  The Corporation and
         Employee agree to the terms and conditions of the September 1, 1994, Employment Agreement and hereby incorporate by reference said
         Agreement attached hereto.

     2. Term. The Corporation and Employee agree to extend the Employment Agreement to commence October 1, 1997, and run for a period of three (3) years, subject to any extension(s) thereof agreed to in writing by the parties, and shall terminate October 1, 2000, or an earlier date as provided in said Employment Agreement.

 IN WITNESS WHEREOF, Employee and the Corporation have executed this Employment Agreement Extension as of the day and year above written.

			Employee

______________________________________								Senior Executive Monte Ross


   Employer                           									ULTRADATA SYSTEMS, INC.


_______________________________________								By Monte Ross, President




 Exhibit 10-p Extended employment agreement, as of September 30, 1997 between the Company and Mark L. Peterson

 SENIOR EXECUTIVE EMPOYMENT AGREEMENT EXTENSION

	This Employment Agreement Extension made and entered as of September 30, 1997, by and between Ultradata Systems, Inc., a Delaware corporation (hereinafter the "Corporation"), and Mark L. Peterson (hereinafter the "Employee").

	WITNESSETH:
	WHEREAS, the Corporation and Employee are parties to a certain Employment Agreement dated as of September 1, 1994; and
	WHEREAS, pursuant to paragraph 2 thereof, the Term of said Employment Agreement is subject to any written extensions(s).
	NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Corporation and Employee hereby mutually agree as follows:
     1.  September 1, 1994 Employment Agreement.  The Corporation and
         Employee agree to the terms and conditions of the September 1, 1994, Employment Agreement and hereby incorporate by reference said
         Agreement attached hereto.
     2. Term. The Corporation and Employee agree to extend the Employment Agreement to commence October 1, 1997, and run for a period of three (3) years, subject to any extension(s) thereof agreed to in writing by the parties, and shall terminate October 1, 2000, or an earlier date as provided in said Employment Agreement.

 IN WITNESS WHEREOF, Employee and the Corporation have executed this Employment Agreement Extension as of the day and year above written.
	Employee

______________________________________								Senior Executive Mark L. Peterson


 Employer 	                           									ULTRADATA SYSTEMS, INC.


_______________________________________								 By Monte Ross, President



 Exhibit 10-q Extended employment agreement, as of September 30, 1997 between the Company and Ernest Clarke

 SENIOR EXECUTIVE EMPOYMENT AGREEMENT EXTENSION

	This Employment Agreement Extension made and entered as of September 30, 1997, by and between Ultradata Systems, Inc., a Delaware corporation (hereinafter the "Corporation"), and Ernest Clarke (hereinafter the "Employee").

	WITNESSETH:

	WHEREAS, the Corporation and Employee are parties to a certain Employment Agreement dated as of September 1, 1994; and

	WHEREAS, pursuant to paragraph 2 thereof, the Term of said Employment Agreement is subject to any written extensions(s).

	NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Corporation and Employee hereby mutually agree as follows:
     1.  September 1, 1994 Employment Agreement.  The Corporation and
     Employee agree to the terms and conditions of the September 1, 1994, Employment Agreement and hereby incorporate by reference said Agreement attached hereto.
     2. Term. The Corporation and Employee agree to extend the Employment Agreement to commence October 1, 1997, and run for a period of three (3) years, subject to any extension(s) thereof agreed to in writing by the parties, and shall terminate October 1, 2000, or an earlier date as provided in said Employment Agreement.

 IN WITNESS WHEREOF, Employee and the Corporation have executed this Employment Agreement Extension as of the day and year above written.
	Employee

______________________________________								Senior Executive Ernest Clarke


 Employer                            									ULTRADATA SYSTEMS, INC.


_______________________________________								By Monte Ross, President

 Exhibit 10-r Employment agreement, as of October 13, 1997 between the Company and David Biernbaum

AGREEMENT


 THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and is effective as of this 13th day of October, 1997, between ULTRADATA SYSTEMS, INCORPORATED, a Delaware corporation (the "Company"), and DAVID BIERNBAUM, an individual residing in St. Louis County, Missouri (the "Employee").

 RECITALS
 Company is engaged in the development, marketing and commercialization of hand-held informational devices, and Company is engaged in the research, development, experimentation, distribution and production of various electronic devices, including personal interactive communication devices. Company desires to employ Employee as its Senior Vice President and Chief Operating Officer, and Employee desires to be so employed by Company, upon all of the terms and conditions set forth herein.

 AGREEMENT
 In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the Company and the Employee agree as follows:

 Employment. Company shall employ Employee as its Senior Vice President and Chief Operating Officer, or any such other position, and Employee agrees to be employed as such during the term of this Agreement, upon the terms and conditions hereinafter set forth.
 Duties. During the term of this Agreement, Employee shall devote his time and best efforts in carrying out his duties as Senior Vice President and Chief Operating Officer of Company, which duties include: (i) special projects and ventures, coordination of product introduction and commercialization and management of business affairs; (ii) such other duties as are appropriate for an employee holding the position of Senior Vice President and Chief Operating Officer in Company's business; and (iii) such other duties as may reasonably be assigned to Employee by Company. Employee covenants and agrees to diligently and faithfully serve company in the capacity set forth above and to devote as much of his professional energies, attention, time, care and best efforts as is necessary to the performance of services and the fulfillment of duties normally associated with the above capacities.

 Term of Employment.

 Initial Term. The term of this Agreement shall be for four (4) years, commencing on the date set forth above (the "Initial Term").

 Option. Company may extend this Agreement for an additional one (1) year term on the same terms and conditions contained herein or as modified, upon written notice to Employee no later than one hundred eighty (180) days prior to the end of each anniversary date of this Agreement.

 Place of Performance. In connection with Employee's employment under this Agreement, Employee shall be based at the Company's principal executive offices, except for required travel on Company business. Company shall furnish Employee with office space, secretarial assistance and such other facilities and services as are suitable to Employee's position in Company's business and as are adequate for the performance of his duties hereunder.

 Compensation. As full consideration for all services that Employee renders to Company, Company shall compensate Employee as follows:

	Annual Salary.  Company shall pay Employee an initial annual base salary of
 One	Hundred Twenty Thousand Dollars ($120,000) (the "Salary"), payable in equal monthly installments or in such other intervals as may be agreed upon by Company and Employee.  Company may increase Employee's Salary from time
 to time in accordance 	with Company's normal business practices.

	Bonus. Company may pay Employee a bonus for each year in an amount to be determined by Company (the "Bonus"). The Bonus, if any, shall be paid to
 Employee at 	such time as bonuses are paid to all employees.  Employee shall
 be given consideration 	for bonuses based on performance of acquisition
 company and for product acquisition in 	which Employee has been involved
 with such acquisition.  Employee shall receive a 	bonus for growth of an
 acquisition company or product in the event that sales and	earnings increase
 by 15 percent (15%) in any one year or a cumulative rate of 15 percent (15%) over four years. The bonus shall be 10,000 shares for a small company acquisition defined as 25 percent (25%) of the Comapny's sales at the end of the preceding fiscal year, 17,500 shares for a medium company acquistion defined as 33 percent (33%) of the Company's sales at the end of the preceeding year and 25,000 shares for a large company acquistion, defined as 50 percent (50%) of the company's sales at the end of the preceding fiscal year. The required 15 percent (15%) growth for eligibility of such bonus will be net of any loss of such acquisition, calculated pusuant to generally accepted accounting principles.

	Stock Options.  Company may grant Employee stock options each year, pursuant
 to the 	Company's Incentive Stock Option Plan, in an amount to be determined
 by Company, and 	at a price in accordance with said Plan.

	Stock Option Bonus.  In the event that Company's net sales, without regard
 to any 	contribution or loss of an acquisition company, exceed Twenty-Five
 Million Dollars	($25,000,000) for each fiscal year that this Agreement is in
 effect (the "Sales Goal") and	Company's earnings per share exceed One Dollar
 ($1.00) per share for each fiscal year 	that this Agreement is in effect
 (the "EPS Goal"), Company shall grant Employee Twenty-	Five Thousand
 (25,000) stock options, pursuant to the Company's Incentive Stock Option Plan, at anytime mutually agreed to by Company and Employee.

	Other Benefits.  During the term of this Agreement, Employee is entitled to:
	participate in any and all incentive bonus plans of Company, if any, now or
 hereafter in 	effect;

	participate in any and all employee welfare plans, employee benefit plans,
 stock purchase	plans and similar plans of Company, if any, now or hereafter
 in effect and open to 	participation by qualifying employees of Company
 generally, including accidental death 	insurance, group life insurance,
 group disability insurance, medical and health plans, sick 	pay, dental
 plans, retirement plans, savings plans, cafeteria plans, supplemental
	retirement plans, employee stock purchase plans and employee stock ownership plans; and enjoy cetain personal benefits provided by the Company including:
           (a)  reimbursement in full of all business, travel and entertainment expenses reasonably incurred by Employee in performing his duties hereunder;
           (b)  paid vacation during each calendar year at a time or times reasonably selected by Employee for periods of time
                consistent with Employee's position; and
           (c)  those holidays designated by Company during which Company's normal business operations are closed.

 Termination. Company may terminate Employee's employment under this Agreement as follows:
 Cause. Company may terminate Employee's employment for Cause (as defined in Paragraph 6(a) of this Agreement). For purposes of this Agreement, Cause means:
            (i) any willful misconduct by Employee amounting to fraud or dishonesty or which is materially injurious to Company (monetarily or otherwise);
            (ii) a violation of any material provision of this Agreement by
                 Employee; or
            (iii)any willful failure (other than a failure resulting from
                 Disability (as defined herein) or death) by Employee to substantially perform any reasonable directions of Company's board of directors (the "Board") within 60 days (or such longer period if more than 60 days are required to substantially perform such directions with reasonable diligence and Employee has commenced performance within such 60 days) after written demand for substantial compliance by the Board, which written demand is to specifically identify the manner in which the Board that the Employee has not substantially performed. Notwithstanding the foregoing, Company may not terminate the Employee's employment under this Agreement for Cause unles and until: a) Employee is given reasonable notice setting forth the reasons the Company intends to terminate Employee's employment; (b) Employee is provided an opportunity to be heard before the Board; and (c) after such hearing or opportunity to be heard, Company delivers to Employee written notice of final termination of employment for Cause setting forth the specific reasons therefor and the effective date fo such termination. In addition, termination for Cause requires the affirmative votes of at least a majority of the entire Board.

 Disability. Company may terminate Employee's employment under this Agreement for Disability (as defined in this Paragraph 6(b) of this Agreement), if such Disability continues for a period of three (3) months, upon providing Employee with thirty (30) days' written notice setting forth the prospective effective date of such termination. For purposes of this Agreement, Disability and Disabled means the inability of Employee to perform his duties under the Agreement due to illness or injury as determined by under the agreement due to illness or injury as determined by a physician selected by the Company. Termination for disability requires the affirmative of at least a majority of the entire Board (excluding Employee, if Employee is a Director).

 Death. Employee's employment under this Agreement shall terminate upon Employee's death.

 Payments to Employee Upon Termination. In the event that Company terminates Employee's employment under this Agreement, Employee shall be entitled to receive the following amounts:
 Cause. In the event that Employee is terminated for Cause, Employee shall be entitled to receive only those amounts due and owing to him under this Agreement up to and including the effective date of termination his for Cause.

 Not for Cause. In the event that Employee is terminated for any reason other than Cause, Employee shall be entitled to the following amounts, subject to adjustment as described in Paragraph 7(c) of this Agreement:
 Employee shall be entitled to his Salary for the six (6) month period following the effective date of his termination;
 Employee shall be entitled to fifty percent (50%) of his Salary for the period of time commencing six (6) months following the effective date of his termination and ending one (1) year following the effective date of his termination;
 Employee shall be entitled to thirty-three percent (33%) of his Salary for the period of time commencing one (1) year following the effective date of his termination and ending eighteen (18) months following the effective date of his termination;
 Employee shall be entitled to COBRA insurance for the one (1) year period following the effective date of his termination;
 Employee shall be eligible to receive his Bonus, if any, in the fiscal year of his termination and the next following fiscal year; provided, however, that such amounts are payable to Employee only in the event that Company's sales and earning for the twelve (12) months prior to the effective date of Employee's termination are greater than Company's sales and earnings for the same twelve (12) month period for the previous year. In the event that the Company's sales and earnings for the twelve (12) months prior to the effective date of termination are less than Company's sales and earnings for the same twelve month period for the previous year, Employee shall be solely entitled to (i) his salarly for the six (6) month period following the effective date of his termination; and (ii) COBRA insurance for the six (6) month period following the effective date of his termination.


 Adjustment to Amounts Payable for Not for Cause Termination.  Notwithstanding
 anything to the contrary contained in Paragraph 7(b) of this Agreement, the amounts that Employee shall be entitled to pursuant to Paragraph 7(b) shall be subject to the following exceptions and conditions:
 in the event that Company's sales and earnings for twelve months prior to the effective date of Employee's termination (the "YTD") are ten percent (10%)
 to twenty five percent (25%) lower than Company's sales and earnings for the twelve months prior to the YTD, Employee shall be entitled to: (a) his
 Salary for the six (6) month period following the effective date of his termination; (b) fifty percent (50%) of his Salary for the period of time commencing six (6) months following the effective date of his termination; and
 (c) COBRA insurance for the one (1) year period following the effective date of his termination;
	in the event that Company's sales and earnings for the YTD are twenty five
 percent (25%)	to thirty three percent (33%) lower than Company's sales and
 earnings for the twelve 	months prior to the YTD, Employee shall be entitled
 to: (a) his Salary for the six (6) month	period following the effective date
 of his termination; (b) fifty percent (50%) of his Salary 	for the period of
 time commencing six (6) months following the effective date of his termination and ending nine (9) months following the effective termination; and
 (c) COBRA insurance for the nine (9) month period following the effective date of his termination;

	in the event that Company's sales and earnings for the YTD are more than
 thirty three 	percent (33%) lower than Company's sales and earnings for the
 twelve months prior to	the YTD, Employee shall be entitled to (a) his Salary
 for the six (6) month period following	the effective date of his termination
 and (b) COBRA insurance for the six (6) month period	following the effective
 date of his termination.

 Disability. In the event of Employee's Disability, Company shall continue to make any and all payments due to him under this Agreement for a period of three (3) months.

 Death. In the event of Employee's death during the term of this Agreement, Company shall pay to Employee's estate, no later than thirty (30) days following the date of Employee's death, any amounts payable to Employee under this Agreement. Such payments are in addition to payments received from, and does not preclude Employee from participating in, Company's accidental death, life insurance and similar plans, if any.

 Resignation. Employee may resign from employment under this agreement at any time (a "Voluntary Resignation"). In the event of a Voluntary Resignation, Employee shall not be entitled to any additional amounts under this Agreement. In the event that the employment relation changes between Company and Employee whereby Employee does not report directly to the Chief Operating Officer of the Company, the option to terminate this Agreement shall be in accordance with Section 7 of this Agreement.

 Breach by Company. In the event Company breaches any material provision of this Agreement and such breach is not cured within ten (10) days after delivery of written notice thereof to Company by Employee, identifying the breach with reasonable particularity, Employee may at his sole option, in addition to any other remedy available to him, cease to perform his duties hereunder and terminate this Agreement and his employment with Company. In such event, any and all amounts payable to Employee hereunder become immediately due and Employee is not required to mitigate his damages.

 Change in Control. In the event of a Change in Control (as defined in Paragraph 10 of this Agreement), Employee shall be entitled to receive, at his option, $100,000 or 10,000 shares of the Company's common stock.
 For purposes of this Agreement, a Change in Control is deemed to have occurred if: (i) any individual, corporation (other than Company), partnership, trust, association, pool, syndicate or any other entity, or any group of the foregoing acting in concert, becomes the beneficial owner (as that concept is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of Company possessing at least 25% of the voting power for the election of directors of Company as a result of any one or more securities transactions, including gifts and stock redemptions, but excluding transactions described in the cluse (ii) immediately following; (ii) the is consummated any consolidation, merger or stock for stock exchange involving Company or securities of Company in which the holders fo voting securities of Company immediately prior to such consummation own, as a group, immediately after such consummation voting securities of Company (or, ifCompany does not survive such transaction, such voting securities of teh company surviving such transaction) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities held by any memebers of such group which represent disproportionate percentage increases in their sharehldings vis-a-vis other members of such group; or (iii) there is consummated any sale, lease, exchange or other transfer or disposition (in one transaction of a series of related transactions), but excluding any transaction in the immediately preceding clause (ii), of all or substantially all fo the assets fo Company to a party which is not an Affiliate (as defined in Paragraph 10 of this Agreement) of Company. For purposes of this Agreement, Affiliate means; (i) any person which, diredctly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined;
 (ii) any person who is a director or officer of any person describe in clause (i) above or of the party for whom an affiliate is being determined; or
 (iii) any partner (general or limited), trustee, beneficiary, spouse, child, including an adult child or sibling of any person described in clause (i) above or of the party for whom an affiliate is being determined. For purposes hereof, control of a person means the power, direct or indirect, to: (a) vote 25%or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such person; or (b) direct or cause the direction of the management and policies fo such person, whether by contact or otherwise and either alone or in conjunction with others.

 Noncompete. In the event that Employee is terminated for Cause or Employee terminates his own employment hereunder, during the period beginning on the date of such termination of Employee's employment and continuing for three
 (3) years after such date, Employee may not, without the prior written approval of the Board (which approval may be granted or withheld in the Board's sole discretion), either individually or with or through an Affiliate of Employee, compete directly or indirectly with Company. Because of the Salary and other potential compensation to be paid to Employee under this Agreement, Employee agrees that the provisions of this Paragraph 11 are reasonable.

 Confidential Information. Employee shall use his best efforts and exercise utmost diligence to protect and guard the confidential information of the Company (the "Confidential Information"). Neither during his employment by the Company nor thereafter shall Employee directly or indirectly, use for himself or another, any Confidential Information (whether or not acquired, learned, obtained, or developed by Employee alone or in conjunction with others) of the Company, except as such disclosure or use may be required in connection with his employment under this Agreement or may be consented to in writing by the Company. Employee shall deliver promptly to the Company at the termination of his employment, or at any other time the Company may request, without retaining any copies, notes or excerpts thereof, manuals, memoranda, diaries, plans, specifications, or other documents relating, directly or indirectly, to any proprietary information concerning research, development, inventions, prototypes, or any Confidential Information made or compiled by or delivered or made avialable to, or otherwise obtained by Employee. The provisions of this Paragraph 12 shall continue in full force and effect after termination of Employee's employment, whether such termination is in accordance with this Agreement or for any reason whatsoever, with or without Cause or voluntary or involuntary.

 Corporate Opportunity. Employee acknowledges that any opportunity in any way related to the business of is an opportunity of Company. Employee agrees that he will: (i) bring to the attention of the Board any Corporate Opportunity of which he becomes aware during the term of this Agreement; and (ii) not disclose to any third person such Corporate Opportunity, unless and until the Board declines such Corporate Opportunity, in which case Employee may disclose such Corporate Opportunity to a third party or avail himself
 (or any of his Affiliates) of such Corporate Opportunity.

 Dissemination of Information. During the term of his employment with Company and for a period of five years thereafter, Employee will not disclose or otherwise provide information or documents (other than in the ordinary course of employment with Company) to any person regarding Company: (i) without the prior written consent of Company (which consent may be granted or withheld by Company in Company's sole discretion); (ii) except to regulatory officials having jurisdiction over Employee; or (iii) except as required by law or legal process or in connection with any legal proceeding to which Employee is a party or is otherwise subject. In any event, Employee will immediately notify the Board of any and all requests or demands for such information or documents. This Paragraph 14 applies to all information and documents regarding Company, whether or not the same is confidential.

Inventions. Any and all inventions and discoveries, whether or not capable of being patented, copyrighted, or trademarked, which Employee may conceive or make, either alone or in conjunction with others, during the period of his employment by the Company relating or in any way appertaining to or connected with any of the matters which have been or may become the Company's business, or in which the Company has been or may become interested, shall be the sole and exclusive property of the Company.
 Employee shall, whenever requested so to do by the Company and with compensation or consideration agreed to by the Company, promptly assign all of his right, title, and interest in and to such inventions and discoveries and shall execute, acknowledge, and deliver to the Company any and all applications, assignments, and other instruments which the Company shall deem necessary in order to apply for and obtain letters patent and/or trademarks of the United States and of foreign countries for said inventions an and discoveries, and in order to assign and convey to the Company or the Company's nominee, the sale and exclusive right, title, and interest in and to said inventions, discoveries, or any applications or patents or trademarks thereon.

 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose of which is given.

 Approvals and Consents. If any provision hereof requires the approval or consent of any party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

 Assignments. No party may assign or transfer any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party.

 Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

 Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

 Failure or Delay. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

 Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

 No Joint Venture or Partnership. The parties agree that nothing contained herein is to be construed as making the parties joint venturers or partners.

 Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

			if to Company:

				Monte Ross, President
				Ultradata Systems, Incorporated
				9375 Dielman Industrial Drive
				St. Louis, Missouri  63132
				Fax #:  (314) 997-1281

			with a copy to:

				Steven H. Akre, Esq.
				Lewis, Rice & Fingersh, L.C.
				500 North Broadway, Suite 2000
				St. Louis, Missouri  63102
				Fax #:  (314) 444-7788

			if to Employee:

				David Biernbaum
				256 Kinderhook Drive
				Chesterfield, Missouri  63017
				Fax #:  (314) 434-6008
 or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

 Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transaction contemplated hereby to be unreasonable.

 Specific Performance and Injunctive Relief. Each party recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the other parties. Therefore, each party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when the other party fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by applicable law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

 Waiver of Jury Trial. If for any reason any legal action or proceeding is commenced with respect to this Agreement or with respect to any relationship between the parties hereto, each party waives the right to a trial by jury.

 Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

 Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

 Signatory Warranty. Each party executing this Agreement warrants that he is authorized to do so on behalf of the party for whom he signs this Agreement.

 Indemnification. Employee will not be liable for services rendered on behalf of the company in good faith, except for willful, fraudulent acts, or a breach of the confidentiality provisions contained herein.

						ULTRADATA SYSTEMS, INCORPORATED



						By:
							Monte Ross, President




							David Biernbaum